UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

DOW 30SM PREMIUM & DIVIDEND INCOME FUND INC.

GLOBAL INCOME & CURRENCY FUND INC.

NASDAQ PREMIUM INCOME & GROWTH FUND INC.

DOW 30SM ENHANCED PREMIUM & INCOME FUND INC.

MLP & STRATEGIC EQUITY FUND INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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You are receiving this email because you have one or more clients invested in one of the following Funds (the “Funds”):

Fund	Ticker Symbol
NASDAQ Premium Income & Growth Fund Inc.	QQQX
Global Income & Currency Fund Inc.	GCF
Dow 30 Premium & Dividend Income Fund Inc.	DPD
Dow 30 Enhanced Premium & Income Fund Inc.	DPO
MLP & Strategic Equity Fund Inc.	MTP

IQ Investment Advisors LLC (“IQ Advisors”), the investment adviser, to the Funds, released the following press release in June of 2010:

Press Release

IQ Advisors has determined to discontinue the portion of its business involving the provision of investment management services to registered investment companies, such as the Funds. In order to continue the management of the Funds without interruption and to effect an orderly transition of its role as investment adviser to the Funds, IQ Advisors recommended that the Boards of Directors (collectively, the “Board”) of the Funds consider Nuveen Asset Management (“Nuveen”) as a candidate to assume the role of investment adviser to the Funds. Nuveen is a well-recognized adviser of closed-end funds and it and its affiliate currently serve as the subadviser to several of the Funds.

The Board, IQ Advisors and Nuveen believe that the transition may benefit each Fund’s stockholders in a number of ways, including, among other things: the potential for lower investment management fees as assets increase as a result of management fee breakpoints, expanded marketing efforts and affiliation with a well-recognized closed-end fund sponsor.

A proxy statement on this matter was mailed to your client(s) on Tuesday, August 10th. The purpose of this email is to inform you of mailing and to provide you with certain questions and answers for your clients related to the proxy statement itself.

Questions and Answers

Q.	What am I being asked to vote on in this combined proxy statement?

A.	You are being asked to consider and vote on the following proposals at each Meeting:

At the first special meeting (“Meeting #1”), stockholders of each Fund are being asked to consider and vote on the following proposals for their Fund:

1.	For each Fund, to approve a new investment management agreement (each, a “New Management Agreement” and together, the “New Management Agreements”) between the Fund and Nuveen Asset Management (“Nuveen”).

2.	For each Fund except Global Income & Currency Fund Inc., to approve a new investment subadvisory agreement (each, a “New Subadvisory Agreement” and together, the “New Subadvisory Agreements”) between Nuveen and the Fund’s current subadviser or, for MLP & Strategic Equity Fund Inc., between the Fund and the Fund’s current subadviser.

At the second special meeting (“Meeting #2”), stockholders of each Fund are being asked to vote on the following proposal with respect to their Fund:

1.	For each Fund, to elect nine directors to the Board of Directors of the Fund, to serve, upon the effectiveness of the New Management Agreement, until the next annual meeting of the Fund’s stockholders and until their successors have been duly elected and qualify or until their earlier death, resignation or removal.

The Board of Directors of each Fund (collectively, the “Board”) has unanimously approved, and recommends that you approve, each proposal and the election of each nominee named in the enclosed combined proxy statement.

Q.	Who are the current investment adviser and subadviser to each Fund and who will be the investment adviser and subadviser if the necessary proposals at Meeting #1 and Meeting #2 are approved and the required conditions are satisfied or waived?

A.

Fund	Current Adviser	New Adviser	Current Subadviser	New Subadviser
Dow 30SM Premium & Dividend Income Fund Inc. (“Dow 30”)	IQ Investment Advisors LLC	Nuveen Asset Management	Nuveen HydePark Group, LLC	Nuveen HydePark Group, LLC

Global Income & Currency Fund Inc. (“Global Income”)	IQ Investment Advisors LLC	Nuveen Asset Management	Nuveen Asset Management	N/A

NASDAQ Premium Income & Growth Fund Inc. (“NASDAQ Premium”)	IQ Investment Advisors LLC	Nuveen Asset Management	Nuveen HydePark Group, LLC	Nuveen HydePark Group, LLC

Dow 30 SM Enhanced Premium & Income Fund Inc. (“Dow 30 Enhanced”)	IQ Investment Advisors LLC	Nuveen Asset Management	Nuveen HydePark Group, LLC	Nuveen HydePark Group, LLC

MLP & Strategic Equity Fund Inc. (“MLP Fund”)	IQ Investment Advisors LLC	Nuveen Asset Management	Fiduciary Asset Management, LLC	Fiduciary Asset Management, LLC

Q.	Why am I being asked to vote on a New Management Agreement and New Subadvisory Agreement (if applicable) for my Fund?

A.	In seeking to continue the management of the Funds without interruption and to effect an orderly transition to a new investment adviser to the Funds, the Board has approved, and recommends that stockholders of each Fund approve, a New Management Agreement and a New Subadvisory Agreement, if applicable.

Q.	How does the Board suggest I vote in connection with the New Management Agreements and the New Subadvisory Agreements?

A.	The Board, all of whom are not “interested persons,” as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, of the Funds (the “Independent Directors”), unanimously recommends that you vote “FOR” the approval of the New Management Agreements and the New Subadvisory Agreements.

Q.	How does the proposed New Management Agreement differ from my Fund’s Current Management Agreement?

A.

The terms of the New Management Agreements are similar to those of the current investment management agreements between IQ Investment Advisors LLC (“IQ Advisors”) and each Fund (the “Current Management Agreements”) but there are some important differences. In particular, the fee rates payable to Nuveen under the New Management Agreements are subject to breakpoints which reduce management fee rates for each Fund as the assets of the Fund and assets of funds in the Nuveen registered fund complex increase. In addition, Nuveen has agreed, through the earlier of August 1, 2012 or the termination of the New Management Agreement, to reimburse expenses (including management fees and other expenses) with respect to each Fund so that each Fund’s total operating expense ratio will not exceed the operating expense ratio for its 2009 fiscal year. A comparison of certain provisions of the New Management Agreements and the Current Management Agreements is included in the enclosed combined proxy statement and forms of the New Management Agreements are included as exhibits.

Q.	How does the proposed New Subadvisory Agreement differ from my Fund’s Current Subadvisory Agreement?

A.	The terms of the New Subadvisory Agreement are similar to those of the current investment subadvisory agreements between IQ Advisors and each subadviser (the “Current Subadvisory Agreements”) but there are some important differences. The fee rates payable by Nuveen or the Fund, as applicable, to each subadviser under the New Subadvisory Agreements, however, are identical to those payable by IQ Advisors under each Current Subadvisory Agreement. No subadvisory arrangement is proposed for Global Income because Nuveen, the Fund’s current subadviser, will manage the assets of the Fund directly and will not employ a subadviser to the Fund. Nuveen has informed the Board that it has named Mr. Steven Lee, Ms. Naomi Lynch and Mr. William Campbell as co-portfolio managers of Global Income with Mr. Andrew Stenwall. Nuveen will not be a party to the New Subadvisory Agreement between MLP Fund and Fiduciary Asset Management, LLC (“FAMCO”). The New Subadvisory Agreement for MLP Fund provides that MLP Fund will pay the subadvisory fee directly to FAMCO (which will offset the advisory fee payable by the Fund to Nuveen). A comparison of certain provisions of the New Subadvisory Agreements and the Current Subadvisory Agreements is included in the enclosed combined proxy statement and forms of the New Subadvisory Agreements are included as exhibits.

Q.	How will the transition to Nuveen affect me as a Fund stockholder?

A.	The Board, IQ Advisors and Nuveen believe that the transition may benefit each Fund’s stockholders in a number of ways, including, among other things: the potential for lower investment management fees as assets increase as a result of management fee breakpoints, expanded marketing efforts and affiliation with a well-recognized closed-end fund sponsor.

The investment operations of your Fund, including its investment objective and investment strategies, will not change as a result of the transition. However, Nuveen has informed the Board that, should it assume the role of investment adviser to the Funds, it may consider recommending that the Board change the frequency of distributions of one or more Funds based on then-existing market conditions and other factors. If such a recommendation were made by Nuveen and approved by the Board, a Fund that historically paid dividends or distributions on a monthly basis, for example, may modify its distribution policy to make distributions on a quarterly basis.

Q.	What will happen if stockholders do not approve the New Management Agreements or the New Subadvisory Agreements?

A.	If the New Management Agreement or the New Subadvisory Agreement, if applicable, is not approved by stockholders of a Fund, that Fund’s Board will take such action as it deems to be in the best interest of that Fund and its stockholders, which may include further solicitation of stockholder approval of the New Management Agreement and the New Subadvisory Agreement of the Fund or other actions deemed appropriate by the Board.

Q.	Who are the nominees for election to the Board of Directors at Meeting #2?

A.	The nominees are: John P. Amboian, Robert P. Bremner, Jack B. Evans, William C. Hunter, David J. Kundert, William J. Schneider, Judith M. Stockdale, Carole E. Stone and Terence J. Toth. Each nominee currently serves as a director of other closed-end and open-end funds sponsored by Nuveen. Biographical information for the nominees is included in the enclosed combined proxy statement under Proposal 1 of Meeting #2 and the relevant exhibits.

Q.	How does the Board recommend that I vote in connection with the election of the nominees?

A.	The Board unanimously recommends that you vote FOR the election of the nominees listed in the enclosed combined proxy statement.

Q.	What will happen if stockholders do not vote for the election of the nominees listed in the enclosed combined proxy statement?

A.	If the nominees are not elected to the Board of a Fund, the appointment of Nuveen as investment adviser will not take effect and the Fund’s current directors will continue to serve as its directors until the Fund’s next annual meeting of stockholders and until their successors are duly elected and qualify.

Q.	Will my vote make a difference?

A.	Yes. Your vote is needed to help ensure that the proposals can be acted upon. The Board encourages all stockholders to participate in the governance of their Fund(s).

Q.	Are the Funds paying for preparation, printing and mailing of these proxy materials?

A.	No. The expenses of preparation, printing and mailing of the enclosed proxy cards, the accompanying notice and the combined proxy statement will not be borne by any Fund. IQ Advisors and Nuveen will share any costs associated with the preparation, printing and mailing of the combined proxy statement, solicitation of proxy votes and the costs of holding the Meetings, although IQ Advisors and Nuveen have agreed that Nuveen’s portion of these costs will not exceed $650,000.

Q.	Whom do I call if I have questions?

A.	If you need assistance, or have questions regarding the proposals or how to authorize a proxy to vote on your behalf, please call our proxy solicitor, Broadridge Financial Solutions, Inc. at 1-866-586-0636.

Q.	How do I vote my shares?

A.	For your convenience, if you are a stockholder of record of your Fund’s shares, there are several ways you can authorize a proxy to vote on your behalf at the Meetings:

By Mail: You may authorize a proxy by completing the enclosed proxy card(s) by dating, signing and returning it in the postage paid envelope. Please note that if you sign and date a proxy card but give no voting instructions, your votes will be cast “FOR” the proposals or nominees provided on the proxy card.

By Telephone: You may authorize a proxy by telephone by calling the number on your proxy card(s). To authorize a proxy in this manner, you will need the “control” number that appears on your proxy card(s).

Via the Internet: You may authorize a proxy via the Internet by accessing the website address printed on the enclosed proxy card(s). To authorize a proxy in this manner, you will need the “control” number that appears on your proxy card(s).

If you hold shares of your Fund through a broker, bank or other nominee, you must follow the instructions you receive from your broker, bank or nominee in order to ensure that your votes are cast at the Meetings. If you do not submit voting instructions to your broker, bank or other nominee, your broker, bank or other nominee may not be permitted to vote your shares on the proposals to be considered at the Meetings.

If you are a stockholder of record of your Fund’s shares, you may attend the Meetings and vote in person. If you hold your Fund’s shares through a broker, bank or other nominee and you want to vote in person at the Meetings, you must obtain a legal proxy from the record holder of your shares and present it at the Meetings.

Q.	Will the proxy solicitor, Broadridge Financial Solutions, Inc. (“Broadridge”), contact me?

A.	You may receive a call from Broadridge to verify that you received your proxy materials, to answer any questions you may have about the proposals and to encourage you to authorize a proxy.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF EACH FUND VOTE “FOR” EACH OF THE PROPOSALS.